Exhibit 23.1



                Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated and Subsidiaries of our report dated March 14, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


               Registration Statements on Form S-3
                       Registration Numbers
                            333-66755
                            333-71933

               Registration Statements on Form S-4
                       Registration Numbers
                            333-09043
                            333-41563
                            333-60123

               Registration Statements on Form S-8
                       Registration Numbers
                             33-88390
                            333-00695
                            333-25213
                            333-47535
                            333-66759
                            333-83161
                            333-83159



/s/ PricewatershouseCoopers LLP

Birmingham, Alabama
April 24, 2000